Exhibit 99.1

On January 5, 2014, XPO Logistics, Inc. (“XPO Logistics” or “XPO” or the “Company”), entered into a definitive Agreement and Plan of Merger (the “Pacer Agreement”) with Pacer International, Inc. (“Pacer”), and Acquisition Sub, Inc., a wholly owned subsidiary of XPO (“Merger Subsidiary”), providing for the acquisition of Pacer by XPO (the “Pacer Transaction”). Pursuant to the terms of the Pacer Agreement, Merger Subsidiary will be merged with and into Pacer (the “Merger”), with Pacer continuing as the surviving corporation and an indirect wholly owned subsidiary of XPO. Pacer is a leading asset-light transportation and global logistics services provider focused on intermodal transportation in North America. As a complement to their intermodal network, Pacer also provides logistics solutions including global international freight forwarding, non-vessel-operating common carrier, highway brokerage, warehousing and distribution, and supply chain management services. A copy of the Pacer Agreement was filed with the Form 8-K filed with the SEC on January 6, 2014.

Pursuant to the terms of the Pacer Agreement and subject to the conditions thereof, at the effective time of the Merger, each outstanding share of common stock of Pacer, par value $0.01 per share (the “Pacer Common Stock”), other than shares of Pacer Common Stock held by Pacer, XPO, Merger Subsidiary or their respective subsidiaries, will be converted into the right to receive (1) $6.00 in cash and (2) subject to the limitations in the following sentence, a fraction (the “Exchange Ratio”) of a share of XPO common stock, par value $0.001 per share (the “XPO Common Stock”), equal to $3.00 divided by the volume-weighted average price per share of XPO Common Stock for the last 10 trading days prior to the closing date (such average, the “VWAP,” and, such cash and stock consideration together, the “Merger Consideration”). For the purpose of calculating the Exchange Ratio, the VWAP may not be less than $23.12 per share or greater than $32.94 per share. If the VWAP for purposes of the Exchange Ratio calculation is less than or equal to $23.12 per share, then the Exchange Ratio will be fixed at 0.1298 of a share of XPO Common Stock. If the VWAP for purposes of the Exchange Ratio calculation is greater than or equal to $32.94 per share, then the Exchange Ratio will be fixed at 0.0911 of a share of XPO Common Stock. For pro forma purposes, the total estimated consideration of $333.5 million consists of $223.3 million of cash payable at the time of closing and $110.2 million of XPO Common Stock, which represents the fair value of 3,791,827 shares of XPO Common Stock at the market price at the close on January 23, 2014 of $29.07 per share. The final purchase price and number of shares of XPO Common Stock issued will be computed using the value of XPO Common Stock on the closing date and the average VWAP in the 10 trading days prior to the closing date. Therefore the actual purchase price will fluctuate with the market price of XPO Common Stock until the acquisition is consummated.

Pursuant to the terms of the Pacer Agreement, all vested and unvested Pacer options outstanding at the effective time of the Merger will be settled in cash based on the value of the Merger Consideration, less applicable taxes required to be withheld. In addition, all Pacer restricted stock, and all vested and unvested Pacer restricted stock units and performance units outstanding at the effective time of the Merger will be converted into the right to receive the Merger Consideration, less applicable taxes required to be withheld.

The Pacer Agreement contains customary representations, warranties and covenants of Pacer, XPO and Merger Subsidiary. The completion of the Merger is subject to customary closing conditions, including approval of the Merger by a majority of the outstanding shares of Pacer Common Stock and antitrust approval. XPO’s and Merger Subsidiary’s obligations to consummate the Merger are not subject to any condition related to the availability of financing. The Pacer Agreement also contains customary termination rights for Pacer and XPO. Upon termination of the Pacer Agreement under specified circumstances, Pacer may be required to pay XPO a termination fee of $12.4 million. In addition, upon termination of the Pacer Agreement by either party for breach of the other party’s representations or covenants such that a condition to closing cannot be satisfied, the breaching party is required to pay the non-breaching party an expense reimbursement of $5.0 million. Upon termination of the Pacer Agreement by either party if Pacer’s shareholders do not vote in favor of the Merger, Pacer is required to pay XPO an expense reimbursement of $3.0 million.

On July 12, 2013, XPO Logistics entered into a Stock Purchase Agreement (the “3PD Agreement”) with 3PD Holding, Inc. (“3PD”), Logistics Holding Company Limited, Mr. Karl Meyer, Karl Frederick Meyer 2008 Irrevocable Trust II, Mr. Randall Meyer, Mr. Daron Pair, and Mr. James J. Martell to acquire all of the outstanding capital stock of 3PD (“the 3PD Transaction”). 3PD is the largest non-asset, third party provider of heavy goods, last-mile logistics in North America. The closing of the 3PD Transaction occurred on August 15, 2013. The fair value of the total consideration paid under the 3PD Agreement was approximately $364.3 million, paid in cash, deferred payments (including an escrow), and $7.4 million of restricted shares of the Company’s common stock.

On October 24, 2012, XPO Logistics and its wholly-owned subsidiary, XPO Logistics, LLC (“XPO LLC”), entered into a definitive asset purchase agreement (the “Turbo Agreement”) with Turbo Logistics, Inc. and Turbo Dedicated, Inc. (together with Turbo Logistics, Inc., “Turbo”), Ozburn-Hessey Logistics, LLC, and OHH Acquisition Corporation. Turbo primarily operates a non-asset-based, third party logistics business in Gainesville, Ga.; Reno, Nev.; Chicago, Ill.; and Dallas, Texas. Pursuant to the Turbo Agreement, on October 24, 2012 the Company purchased substantially all of the assets of Turbo for total cash consideration of $50.075 million, excluding any working capital adjustments, with no assumption of debt (the “Turbo Transaction”). The assets acquired pursuant to the Turbo Agreement included rights under certain contracts, intellectual property, equipment, accounts receivable, and other related assets.

On August 3, 2012, XPO Logistics acquired the freight brokerage operations of Kelron Corporate Services Inc. and certain affiliated companies, which operate a non-asset-based, third party logistics business in Toronto, Ontario; Montreal, Quebec; Vancouver, British Columbia; and Cleveland, Ohio. The purchase was completed through two related transactions (collectively, the “Kelron Transactions”): XPO Logistics’ wholly-owned subsidiary, XPO Logistics Canada Inc., an Ontario corporation (“XPO Canada”), entered into a Share Purchase Agreement, dated August 3, 2012 (the “Kelron Share Purchase Agreement”), with 1272387 Ontario Inc., 1272393 Ontario Inc., Keith Matthews and Geoff Bennett (collectively, the “Share Sellers”), pursuant to which XPO Canada purchased all of the outstanding capital stock of Kelron Corporate Services Inc. Contemporaneously with the execution of the Kelron Share Purchase Agreement, XPO LLC entered into an Asset Purchase Agreement, dated August 3, 2012 (the “Kelron Cleveland Agreement” and together with the Kelron Share Purchase Agreement, the “Kelron Purchase Agreements”), with Kelron Distribution Systems (Cleveland) LLC (“Kelron Cleveland”), a Delaware limited liability company, Geoff Bennett and Keith Matthews (collectively, the “Asset Sellers” and together with the Share Sellers, the “Sellers”), pursuant to which XPO LLC purchased substantially all of the assets of Kelron Distribution Systems (Cleveland) LLC. The total consideration payable under the Kelron Purchase Agreements for Kelron Corporate Services, Inc. and Kelron Cleveland (collectively “Kelron”) was approximately $8.0 million, payable in cash, deferred payments (including an escrow), and assumption of certain indebtedness. The assets purchased under the Kelron Cleveland Agreement included rights under certain contracts, intellectual property, office equipment, account receivables, and other related assets.

The Kelron Transactions along with the Turbo Transaction, 3PD Transaction and Pacer Transaction are referred to as the “Transactions” below.

The following unaudited pro forma condensed combined financial statements and related notes combine the historical consolidated balance sheets and statements of operations of XPO Logistics, the consolidated balance sheets and statements of comprehensive income of Pacer, the consolidated statements of comprehensive loss of 3PD, the combined statement of operations of Turbo, and the consolidated statement of operations of Kelron.

For purposes of preparing the unaudited pro forma condensed combined financial statements, XPO Logistics has combined the XPO Logistics consolidated statement of operations for the twelve months ended December 31, 2012 with Pacer’s consolidated statement of comprehensive income for the period ended December 31, 2012, 3PD’s consolidated statement of comprehensive loss for the period ended December 31, 2012, Turbo’s combined statement of operations for the period ended October 23, 2012, and Kelron’s consolidated statement of operations for the period ended August 2, 2012. The results of Turbo and Kelron for the remainder of the year ended December 31, 2012 were included with the XPO historical results. For purposes of preparing the unaudited pro forma condensed combined financial statements for the nine months ended September 30, 2013, XPO Logistics has combined the XPO Logistics condensed consolidated statement of operations and Pacer’s condensed consolidated statement of comprehensive income for the nine months ended September 30, 2013 and 3PD’s consolidated statement of comprehensive loss for the period ended August 14, 2013.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013 give effect to the Transactions as if they had occurred on January 1, 2012. The unaudited pro forma condensed combined balance sheet assumes that the Pacer Transaction was completed on September 30, 2013. The unaudited pro forma condensed combined balance sheet and condensed combined statement of operations of XPO Logistics as of and for the nine months ended September 30, 2013 were derived from its unaudited condensed consolidated financial statements as of September 30, 2013 (as filed on Form 10-Q with the SEC on November 5, 2013). The unaudited pro forma condensed combined statement of operations of XPO Logistics for the twelve months ended December 31, 2012 was derived from the audited consolidated financial statements of XPO Logistics for the year ended December 31, 2012 (as filed on Form 10-K with the SEC on March 12, 2013). The unaudited pro forma condensed combined balance sheet and condensed combined statement of operations of Pacer as of and for the nine months ended September 30, 2013 were derived from its unaudited condensed consolidated financial statements as of September 30, 2013 included in Exhibit 99.3 hereto. The unaudited pro forma condensed combined statement of operations of Pacer for the twelve months ended December 31, 2012 was derived from its audited consolidated financial statements for the twelve months ended December 31, 2012 included in Exhibit 99.2 hereto. The unaudited pro forma condensed combined statement of operations of 3PD for the 226 days ended August 14, 2013 was derived from its unaudited consolidated financial statements for the 226 days ended August 14, 2013. The unaudited pro forma condensed combined statement of operations of 3PD for the twelve months ended December 31, 2012 was derived from its audited consolidated financial statements for the twelve months ended December 31, 2012 (as filed with the SEC in Exhibit 99.2 to Form 8-K/A on August 5, 2013). The unaudited pro forma condensed combined statement of operations of Turbo for the 297 days ended October 23, 2012 was derived from its unaudited combined financial statements for the 297 days ended October 23, 2012. The unaudited pro forma condensed combined statement of operations of Kelron for the 215 days ended August 2, 2012 was derived from its unaudited combined financial statements for the 215 days ended August 2, 2012.

The historical consolidated financial information of XPO Logistics, the consolidated financial information of Pacer, the consolidated financial information of 3PD, the combined financial information of Turbo, and the consolidated financial information of Kelron have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma events may not be indicative of actual events that would have occurred had the combined businesses been operating as a separate and independent business and may not be indicative of future events which may occur. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not intended to represent or be indicative of what the combined company’s financial position or results of income actually would have been had the Transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. The unaudited pro forma condensed combined financial information does not include the impact of any revenue, cost or other operating synergies that may result from the Transactions.

The Company has arranged for a loan facility with affiliates of Credit Suisse Securities (USA) LLC to provide financing for the Pacer Transaction in the event the Company is unable to secure the contemplated equity financing. However, the Company expects to fund the Pacer Transaction with equity financing and a combination of cash on hand and acquired cash thus the unaudited pro forma condensed combined financial information reflects such equity financing.

XPO Logistics, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2013

(In thousands)

	XPO	Pacer	Pro Forma Adjustments 2(a)		Pro Forma Combined
	Historic	Historic
ASSETS
Cash and cash equivalents	$67,259	$39,700	$(106,959)	(1)(4)	$—
Accounts receivable, net of allowances	123,082	109,600	—		232,682
Prepaid expenses	3,435	5,700	(340)	(6)	8,795
Deferred tax asset, current	1,288	2,200	—		3,488
Income tax receivable	2,265	1,200	—		3,465
Other current assets	5,081	4,100	—		9,181

Total current assets	202,410	162,500	(107,299)		257,611

Property and equipment, net of accumulated depreciation	39,668	46,700	10,141	(3)	96,509
Goodwill	302,847	—	145,108	(2)	447,955
Identifiable intangible assets, net of accumulated amortization	154,026	—	105,690	(3)	259,716
Deferred tax asset, long term	73	8,700	(2,564)	(13)	6,209
Other long-term assets	1,308	9,000	(5,243)	(5)(8)(9)	5,065

Total long-term assets	497,922	64,400	253,132		815,454

Total assets	$700,332	$226,900	$145,833		$1,073,065

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$36,535	$71,200	$—		$107,735
Accrued salaries and wages	8,598	3,900	—		12,498
Accrued expenses, other	33,356	21,100	(1,037)	(7)	53,419
Current maturities of notes payable and capital leases	723	—	—		723
Other current liabilities	5,106	2,300	2,495	(10)(12)	9,901

Total current liabilities	84,318	98,500	1,458		184,276

Convertible senior notes	112,717	—	—		112,717
Long term debt, net of current maturities	—	—	—		—
Notes payable and capital leases, net of current maturities	459	—	—		459
Deferred tax liability, long-term	18,197	—	45,716	(3)(11)	63,913
Other long-term liabilities	27,894	1,000	2,334	(10)(11)	31,228

Total long-term liabilities	159,267	1,000	48,050		208,317

Stockholders’ equity:
Preferred stock	42,765	—	—		42,765
Common stock	29	400	(392)	(1)(4)(14)	37
Additional paid-in capital	514,508	307,000	(80,486)	(1)(4)(14)	741,022
Treasury stock	(107)	—	—		(107)
Accumulated other comprehensive income (loss)	—	(100)	100	(14)	—
Accumulated deficit	(100,448)	(179,900)	177,103	(12)(14)	(103,245)

Total stockholders’ equity	456,747	127,400	96,325		680,472

Total liabilities and stockholders’ equity	$700,332	$226,900	$145,833		$1,073,065

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

XPO Logistics, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2013

(In thousands, except per share data)

	XPO	Pacer	Pro Forma Adjustments 3(a)		3PD	Pro Forma Adjustments 5(a)		Pro Forma Combined
	Historic	Historic			Historic January 1, 2013 - August 14, 2013
Revenue	$445,071	$720,700	$—		$214,457	$—		$1,380,228
Expenses
Direct expense	374,636	621,500	(892)	(7)(8)(9)(10)(11)	147,239	—		1,142,483

Gross Margin	70,435	99,200	892		67,218	—		237,745
Selling, general and administrative expense	114,236	88,800	25,009	(1)(2)(12)	74,595	(5,061)	(1)(2)(3)(4)(5)	297,579

Operating (loss) income	(43,801)	10,400	(24,117)		(7,377)	5,061		(59,834)
Other expense	294	—	—		—	—		294
Interest expense (income)	12,585	900	(272)	(6)	14,824	(14,824)	(6)	13,213

(Loss) income before income tax provision	(56,680)	9,500	(23,845)		(22,201)	19,885		(73,341)
Income tax expense (benefit)	(18,748)	3,500	(8,942)	(3)	(5,369)	7,556	(7)	(22,003)

Net (loss) income	(37,932)	6,000	(14,903)		(16,832)	12,329		(51,338)
Cumulative preferred dividends	(2,229)	—	—		—	—		(2,229)

Net (loss) income available to common shareholders	$(40,161)	$6,000	$(14,903)		$(16,832)	$12,329		$(53,567)

Basic loss per share
Net loss	$(1.99)		$—			$—		$(1.42)
Diluted loss per share
Net loss	$(1.99)		$—			$—		$(1.42)
Weighted average common shares outstanding
Basic weighted average common shares outstanding	20,167		7,976	(4)(5)		9,500	(8)	37,643
Diluted weighted average common shares outstanding	20,167		7,976	(4)(5)		9,500	(8)	37,643

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

XPO Logistics, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Twelve Months Ended December 31, 2012

(In thousands, except per share data)

	XPO	Pacer	Pacer		3PD (4)	3PD		Turbo (6)	Turbo		Kelron (8)	Kelron
	Historic	Historic	Pro Forma Adjustments 3(a)		Historic	Pro Forma Adjustments 5(a)		Historic January 1, 2012 - October 23, 2012	Pro Forma Adjustments 7(a)		Historic January 1, 2012 - August 2, 2012 9(a)	Pro Forma Adjustments 9(b)		Pro Forma Combined
Revenue	$278,591	$1,415,000	$—		$306,064	$—		$99,741	$—		$59,060	$—		$2,158,456
Expenses
Direct expense	237,765	1,283,100	(1,016)	(7)(8)(9)(10)(11)	211,760	—		82,752	—		52,596	—		1,866,957

Gross Margin	40,826	131,900	1,016		94,304	—		16,989	—		6,464	—		291,499
Selling, general and administrative expense	68,790	123,000	35,245	(1)(2)	80,340	9,758	(1)(2)(3)(4)	15,113	968	(1)	7,221	396	(1)	340,831
Impairment of goodwill	—	—	—		—	—		25,753	—		—	—		25,753

Operating (loss) income	(27,964)	8,900	(34,229)		13,964	(9,758)		(23,877)	(968)		(757)	(396)		(75,085)
Other expense (income)	363	—	—		—	—		—	—		(44)	—		319
Interest expense (income)	3,207	1,400	(412)	(6)	19,809	(19,809)	(6)	1,826	(1,894)	(2)	59	(46)	(2)	4,140
Loss on foreign currency translation	—	—	—		—	—		—	—		(121)	—		(121)

(Loss) income before income tax provision	(31,534)	7,500	(33,817)		(5,845)	10,051		(25,703)	926		(893)	(350)		(79,665)
Income tax (benefit) expense	(11,195)	3,200	(12,681)	(3)	(3,027)	3,820	(7)	(7,455)	352	(3)	(138)	(91)	(3)	(27,215)

Net (loss) income	(20,339)	4,300	(21,136)		(2,818)	6,231		(18,248)	574		(755)	(259)		(52,450)
Cumulative preferred dividends	(2,993)	—	—		—	—		—	—		—	—		(2,993)

Net (loss) income available to common shareholders	$(23,332)	$4,300	$(21,136)		$(2,818)	$6,231		$(18,248)	$574		$(755)	$(259)		$(55,443)

Basic loss per share
Net loss	$(1.49)		$—			$—								$(1.47)
Diluted loss per share
Net loss	$(1.49)		$—			$—								$(1.47)
Weighted average common shares outstanding
Basic weighted average common shares outstanding	15,694		7,976	(4)(5)		13,955	(8)							37,625
Diluted weighted average common shares outstanding	15,694		7,976	(4)(5)		13,955	(8)							37,625

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Data

(Dollar Amounts are Presented in Thousands)

(1)	Pacer Purchase Price

The estimated purchase price of $333,481 (based on the XPO Common Stock price of $29.07 on January 23, 2014) and the allocation of the estimated purchase price discussed below are preliminary, and subject to certain post-closing adjustments. A final determination of required adjustments will be made based upon the final evaluation of the fair value of our tangible and identifiable intangible assets acquired and liabilities assumed. Each outstanding share of Pacer Common Stock as defined above will be converted into the right to receive (1) $6.00 in cash and (2) a fraction of a share of XPO Common Stock equal to $3.00 divided by the VWAP per share of XPO Common Stock for the last 10 trading days prior to the closing date subject to the collar described above. Based on the definition of the purchase price, the estimated consideration consists of $223,253 of cash payable at the time of closing and $110,228 of XPO Common Stock which represents the fair value of 3,791,827 common shares at the market price at the close on January 23, 2014 of $29.07 per share. The final purchase price and number of shares issued will be computed using the value of XPO Common Stock on the closing date and the average VWAP for the 10 trading days prior to the closing date, therefore the actual purchase price will fluctuate with the market price of XPO Common Stock until the acquisition is consummated. As a result, the final purchase price could differ significantly from the current estimate, which could materially impact the unaudited pro forma condensed combined financial statements. The following represents the preliminary estimate of the purchase price to be paid:

Description
Cash payment to Sellers	$223,253
Shares issued to Sellers	110,228

Fair value of total consideration	$333,481

The following table provides sensitivities to changes in purchase price due to changes in the per share price of XPO Common Stock:

	Price of XPO Logistics Common Stock	Shares Issued		Fair Value of Stock Consideration	Cash Consideration Transferred	Total Purchase Price
As of January 23, 2014	$29.07	3,791,827		$110,228	$223,253	$333,481
Decrease of 25%	$21.80	4,829,716	(A)	$105,288	$223,253	$328,541
Increase of 25%	$36.34	3,389,731	(A)	$123,183	$223,253	$346,436

(A)	Sensitivity analysis includes the impact of the collar on the Exchange Ratio discussed previously.

The following tables summarize the purchase price allocation adjustments of the assets acquired and liabilities assumed as if the acquisition date was September 30, 2013. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed. Final adjustments, including increases or decreases to amortization resulting from the allocation of the purchase price to amortizable intangible assets, may be material. Adjustments to the fair value of intangible assets acquired and liabilities assumed will impact the value of goodwill recognized in the Pacer Transaction, and the adjustment to goodwill may be material. For illustrative purposes, the preliminary allocation of the purchase price to the fair value of Pacer’s assets acquired and liabilities assumed assuming the acquisition date was September 30, 2013 is presented as follows:

Description
Estimated purchase price	$333,481
Carrying value of Pacer net assets acquired:	112,181
Plus: Fair value of trademarks/trade names	18,200
Plus: Fair value of non compete agreements	2,190
Plus: Fair value of non-contractual customer relationships	15,000
Plus: Fair value of contractual customer relationships	70,300
Plus: Fair value of technology	15,400
Plus: Fair value adjustment to net property, plant and equipment	4,128
Less: Liability for net acquired unfavorable leasehold interests	(3,310)
Less: Fair value of deferred tax liability on step-up of tangible assets, intangible assets, and leasehold interests	(45,716)

Fair value of increase in tangible assets, intangible assets and leasehold interests, net of deferred tax liability	76,192

Fair value of goodwill	$145,108

Description
Carrying value of Pacer net assets	$127,400
Less: Historic deferred financing costs	(1,362)
Less: Historic deferred rent asset	(340)
Less: Historic deferred planned major maintenance costs on owned railcars	(3,345)
Less: Historic lease origination costs	(536)
Plus: Historic deferred gain on sale/leaseback transactions	1,278
Plus: Historic deferred rent liability	1,037
Less: Historic internally developed software	(9,387)
Less: Net deferred tax impact on purchase accounting adjustments	(2,564)

Carrying value of Pacer net assets acquired	$112,181

(2)	Description of Pacer Pro Forma Adjustments, as presented on the September 30, 2013 Balance Sheet

a.	Represents purchase price adjustments for the merger with Pacer as follows:

(1)	Represents an adjustment for the transaction price of $333,481, consisting of $223,253 of cash payable at the time of closing and $110,228 representing the fair value of 3,791,827 common shares issued as consideration in conjunction with the Pacer Agreement. For pro forma purposes, the purchase price payable in cash will be funded as follows:

Description
Available cash on hand as of September 30, 2013	$67,259
Cash acquired from Pacer as of September 30, 2013	39,700
Common stock issuance, net of issuance costs	116,294

Total cash consideration payable	$223,253

See footnote 4 for information on the common stock issuance.

(2)	Records the preliminary fair value of goodwill resulting from the pro forma allocation of the purchase price as if the acquisition had occurred using a preliminary estimate of $145,108. There was no goodwill recorded on the historical Pacer balance sheet. Goodwill resulting from the acquisition is not amortized, and will be assessed for impairment at least annually in accordance with applicable accounting guidance on goodwill. The goodwill resulting from the acquisition is not deductible for income tax purposes.

(3)	Represents the preliminary allocation of purchase price to identifiable tangible and intangible assets, as follows:

Preliminary Fair Value
Trademarks / Trade Names	$18,200
Non Compete Agreements	2,190
Non-Contractual Customer Relationships	15,000
Contractual Customer Relationships	70,300

Total identified intangible assets	$105,690

Technology	15,400
Less: Historic internally developed software	(9,387)
Plus: Fair value adjustment to net property, plant and equipment	4,128

Total net fair value adjustment to PP&E	$10,141

The adjustments of $105,690 to identifiable intangible assets and $10,141 to identifiable tangible assets are a result of the preliminary allocation of purchase price to identifiable tangible and intangible assets. There were no identifiable intangible assets recorded on the historical Pacer balance sheet. A deferred tax liability was recorded related to the step up of tax basis due to the preliminary allocation of purchase price to identifiable tangible and intangible assets of $46,957.

(4)	The pro forma financial statements reflect the assumed issuance of approximately $121,634 of common stock to fund the difference between the purchase price, net of acquired cash, and the amount of cash on hand as of September 30, 2013. Net proceeds after fees are expected to be approximately $116,294. The XPO Logistics common stock closing price of $29.07 per share on January 23, 2014 was used to determine the number of shares issued. A $1.00 increase in the issue price of XPO Logistics common stock would decrease the number of shares issued by 139,148 while a $1.00 decrease in the issue price of XPO Logistics common stock would increase the number of shares issued by 149,062. In the event that the Company is unable to secure the contemplated equity financing for the Pacer Transaction, it has arranged for a loan facility with affiliates of Credit Suisse Securities (USA) LLC to finance the acquisition. This facility consists of a $250 million First Lien Facility and a $75 million Second Lien Facility. These facilities bear interest at Adjusted LIBOR plus 4.25% or an Alternate Base Rate plus 3.25% and Adjusted LIBOR plus 8.25% or an Alternate Base Rate plus 7.25%, respectively. Adjusted LIBOR is subject to a floor of 1.00%. Assuming the Company would only draw down on the First Lien Facility in the amount necessary to fund the difference between the cash portion of the purchase price, net of acquired cash, and cash on hand at September 30, 2013, it would result in $6,362 of interest expense on an annual basis.

(5)	Represents the elimination in purchase accounting of $1,362 of historical deferred financing costs related to Pacer’s revolving credit facility.

(6)	Represents the elimination in purchase accounting of $340 of the historical deferred rent asset related to recording Pacer’s railcar operating lease expense on a straight-line basis over the respective lease term.

(7)	Represents the elimination in purchase accounting of $1,037 of the historical deferred rent liability related to recording Pacer’s operating lease expense on a straight-line basis over the respective lease terms.

(8)	Represents the elimination in purchase accounting of $536 of the historical lease origination costs related to certain Pacer leases.

(9)	Represents the elimination in purchase accounting of $3,345 of historical deferred planned major maintenance costs related to Pacer owned railcars.

(10)	Represents the elimination in purchase accounting of $302 and $976 of the short and long-term portions, respectively, of the deferred gain related to Pacer’s railcar sale leaseback transactions.

(11)	Represents an adjustment to record a net liability of $3,310 in purchase accounting for unfavorable leasehold interests related to Pacer’s railcars, chassis and container leases. A deferred tax asset was recorded related to the leasehold interests of $1,241.

(12)	Reflects adjustments to account for transaction costs of $2,797 related to the Pacer Transaction, net of tax. As the transaction expenses will not have a continuing impact, the transaction expenses are not reflected in the unaudited pro forma condensed combined statements of operations.

(13)	Represents the net deferred tax impact of ($2,564) related to the pro forma purchase accounting adjustments recorded.

(14)	Reflects adjustments to eliminate Pacer’s historical common stock, additional paid-in capital, accumulated other comprehensive income, and accumulated deficit of $400, $307,000, ($100), and ($179,900), respectively.

(3)	Description of Pacer Pro Forma Adjustments, as presented in the Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2013 and twelve months ended December 31, 2012

a.	Represents purchase price adjustments for the merger with Pacer as follows:

(1)	To record pro forma depreciation and amortization expense of $27,556 and $36,739 for the nine months ended September 30, 2013 and twelve months ended December 31, 2012 unaudited pro forma condensed combined statements of operations, respectively, on the portion of the purchase price allocated to tangible and intangible assets. There was no historical intangible asset amortization expense recorded by Pacer for the nine and twelve month periods, respectively. Historical depreciation expense related to Pacer’s proprietary technology was $1,314 and $1,481 for the nine months ended September 30, 2013 and twelve months ended December 31, 2012, respectively. The pro forma adjustment is shown on a net basis. Pro forma depreciation and amortization is calculated as follows:

	Preliminary Fair Value	Estimated Weighted Average Life (years)	Estimated Depreciation/Amortization (a)
			For the 9 months ended September 30, 2013	For the 12 months ended December 31, 2012
Trademarks / Trade Names	$18,200	4.00	$3,413	$4,550
Non Compete Agreements	2,190	6.00	274	365
Non-Contractual Customer Relationships	15,000	16.00	703	938
Contractual Customer Relationships #1	26,300	6.00	3,288	4,383
Contractual Customer Relationships #2	44,000	2.00	16,500	22,000

	$105,690		$24,178	$32,236

Technology	$15,400	4.00	$2,888	$3,850
Fair Value Adjustment to Net Property, Plant and Equipment	4,128	6.32	490	653

	$19,528		$3,378	$4,503

Total Depreciation and Amortization Expense			$27,556	$36,739

(a)	Depreciation and amortization expense has been calculated using the straight-line method over the estimated useful life.

(2)	As part of the Pacer Transaction, Pacer management entered into new employment agreements with XPO Logistics which provide for stock compensation. Based on the contractual nature of the agreements, the adjustments reflect the change in stock compensation expense under each arrangement. All new arrangements include only time-based awards. Stock compensation under the new agreements was $909 and $1,839 for the nine months ended September 30, 2013 and twelve months ended December 31, 2012, respectively. Pacer had historic stock compensation expense of $1,987 and $1,852 for the nine and twelve month periods, respectively. The pro forma adjustments show the respective net differences to stock compensation expense of ($1,078) and ($13), respectively.

(3)	Represents the income tax effect of the pro forma adjustments calculated using an estimated statutory tax rate of 37.5% (i.e., the United States statutory income tax rate of 35.0% plus an estimated blended state income tax rate of 2.5%).

(4)	Represents the adjustment to basic and diluted weighted average shares outstanding for the effect of 3,791,827 shares issued as consideration in the Pacer Transaction.

(5)	Represents the adjustment to basic and diluted weighted average shares outstanding for the effect of 4,184,168 shares offered to raise capital to fund the Pacer Transaction. The following table provides sensitivities to changes in the number of shares issued to raise capital to fund the Pacer Transaction based on changes in the per share price of XPO Logistics common stock and the effect on earnings per share for each period presented.

	Price of XPO Logistics Common Stock	Shares Issued	Earnings Per Share at September 30, 2013	Adjusted Earnings Per Share at September 30, 2013	Earnings Per Share at December 31, 2012	Adjusted Earnings Per Share at December 31, 2012
As of January 23, 2014	$29.07	4,184,168	$(1.42)	$(1.42)	$(1.47)	$(1.47)
Decrease of $1.00	$28.07	4,333,230	$(1.42)	$(1.42)	$(1.47)	$(1.47)
Increase of $1.00	$30.07	4,045,020	$(1.42)	$(1.43)	$(1.47)	$(1.48)

(6)	To remove historic interest expense related to the amortization of deferred financing costs eliminated in purchase accounting of $272 and $412 for the nine months ended September 30, 2013 and twelve months ended December 31, 2012, respectively.

(7)	To remove historic direct expense related to the amortization of the historical deferred rent liability eliminated in purchase accounting of ($118) and ($157) for the nine months ended September 30, 2013 and twelve months ended December 31, 2012, respectively.

(8)	To remove historic direct expense related to the amortization of the historical lease origination costs eliminated in purchase accounting of $96 and $83 for the nine months ended September 30, 2013 and twelve months ended December 31, 2012, respectively.

(9)	To remove historic direct expense related to the amortization of the historical deferred planned major maintenance costs eliminated in purchase accounting of $794 and $936 for the nine months ended September 30, 2013 and twelve months ended December 31, 2012, respectively.

(10)	To remove historic direct expense related to the amortization of the historical deferred gain on sale leaseback transactions eliminated in purchase accounting of ($623) and ($836) for the nine months ended September 30, 2013 and twelve months ended December 31, 2012, respectively.

(11)	To record amortization of the unfavorable leasehold interests related to Pacer’s railcars, chassis and container leases of ($743) and ($990) for the nine months ended September 30, 2013 and twelve months ended December 31, 2012, respectively.

(12)	Represents the removal of $155 of non-recurring deal costs incurred by Pacer in the nine months ended September 30, 2013 in conjunction with the Pacer Transaction.

(4)	3PD Purchase Price

The purchase price of $364,329 and the allocation of the purchase price discussed below are considered final. The following table summarizes the purchase price allocation on the acquisition date of August 15, 2013. For illustrative purposes the allocation of the purchase price to the fair value of 3PD’s net assets acquired at the acquisition date of August 15, 2013 is presented as follows.

Description
Purchase price	$364,329
Less: Fair value of 3PD net assets acquired	19,974
Less: Fair value of Trademarks / Trade Names	5,900
Less: Fair value of Non Compete Agreements	1,550
Less: Fair value of Customer Relationships	110,600
Less: Fair value of Carrier Relationships	12,100
Less: Fair value of Acquired Technology	18,000
Plus: Net deferred tax liability on fair value adjustments	(36,294)

Fair value of Goodwill	$232,499

(5)	Description of 3PD Pro Forma Adjustments, as presented for the 226 days ended August 14, 2013 in the nine months ended September 30, 2013 Unaudited Pro Forma Condensed Combined Statements of Operations and in the Unaudited Pro Forma Condensed Combined Statements of Operations for the twelve months ended December 31, 2012

a.	Represents purchase price adjustments for the acquisition of 3PD as follows:

(1)	To record pro forma amortization expense of $14,013 and $22,631 for the 226 days ended August 14, 2013 and twelve months ended December 31, 2012 unaudited pro forma condensed combined statements of operations, respectively, on the portion of the purchase price allocated to intangible assets. 3PD had historic amortization of intangible assets of $6,812 and $10,969 for the 226 day and twelve month periods, respectively. The pro forma adjustments reflect the respective incremental increases to amortization expense of $7,201 and $11,662 for the 226 days ended August 14, 2013 and twelve months ended December 31, 2012. Pro forma amortization is calculated as follows:

		Estimated	Estimated Amortization (a)
		Weighted		For the 12 months
		Average Life	For the 226 days ended	ended December 31,
	Fair Value	(years)	August 14, 2013	2012
Trademarks / Trade Names	$5,900	3.50	$1,044	$1,686
Non Compete Agreements - Principals	950	5.00	118	190
Non Compete Agreements - Other Executives	600	4.00	93	150
Technology	18,000	4.00	2,786	4,500
Carrier Relationships	12,100	2.00	3,746	6,050
Customer Relationships	110,600	11.00	6,226	10,055

	$148,150		$14,013	$22,631

(a)	Amortization expense has been calculated using the straight-line method over the estimated useful life.

(2)	Represents the removal of management fees related to the former owners of 3PD of $745, and $834 for the 226 days ended August 14, 2013 and twelve months ended December 31, 2012 unaudited pro forma condensed combined statements of operations, respectively.

(3)	As part of the 3PD Transaction, 3PD management entered into new employment agreements with XPO Logistics which provide for stock compensation. Based on the contractual nature of the agreements, the adjustments reflect the change in stock compensation expense under each arrangement. Stock compensation under the new agreements was $602 and $803 for the 226 days ended August 14, 2013 and twelve months ended December 31, 2012, respectively. 3PD had historic stock compensation expense of $1,597 and $76 for the 226 day and twelve month periods, respectively. The pro forma adjustments show the respective net differences to stock compensation expense of ($995) and $727, respectively. The stock compensation expense recognized in the pro forma financial statements for the new arrangements includes only the time-based awards granted. Compensation expense has not been recognized for performance-based awards due to the inability to determine whether the performance goals would have been met assuming the performance based targets were set on January 1, 2012.

(4)	Represents the removal of amortization related to deferred financing costs of 3PD not acquired in the 3PD Transaction of $1,117 and $1,797 for the 226 days ended August 14, 2013 and twelve months ended December 31, 2012 unaudited pro forma condensed combined statements of operations, respectively.

(5)	Represents the removal of $9,405 of non-recurring deal costs incurred by Sellers in the 226 days ended August 14, 2013 in conjunction with the 3PD Transaction.

(6)	Represents the removal of interest related to debt of 3PD not assumed in the 3PD Transaction of $14,824, and $19,809 for the 226 days ended August 14, 2013 and twelve months ended December 31, 2012 unaudited pro forma condensed combined statements of operations, respectively.

(7)	Represents the income tax effect of the pro forma adjustments calculated using an estimated statutory tax rate of 38.0% (i.e., the United States statutory income tax rate of 35.0% plus an estimated blended state income tax rate of 3.0%).

(8)	Represents the adjustment to basic and diluted weighted average shares outstanding to account for the effect of the August 2013 equity issuance as if it had occurred on January 1, 2012 for purposes of presenting earnings per share.

(6)	Turbo Purchase Price

The purchase price of $50,075 and the allocation of the purchase price discussed below are considered final. The following table summarizes the purchase price allocation on the acquisition date of October 24, 2012. For illustrative purposes the allocation of the purchase price to the fair value of Turbo’s net assets acquired at the acquisition date of October 24, 2012 is presented as follows.

Description
Purchase price	$50,075
Less: Fair value of Turbo net assets acquired	(4,345)
Less: Fair value of Trademarks / Trade Names	(725)
Less: Fair value of Non Compete Agreements	(1,800)
Less: Fair value of Customer Relationships	(10,000)

Fair value of Goodwill	$33,205

(7)	Description of Turbo Pro Forma Adjustments, as presented for the 297 days ended October 23, 2012 in the twelve months ended December 31, 2012 Unaudited Pro Forma Condensed Combined Statements of Operations

a.	Represents purchase price adjustments for the acquisition of Turbo as follows:

(1)	To record pro forma amortization expense of $1,522 for the 297 day period ended October 23, 2012 unaudited pro forma condensed combined statement of operations on the portion of the purchase price allocated to intangible assets. Turbo had historic amortization of intangible assets of $554 for the 297 day period. The pro forma adjustment shows the incremental increase to amortization expense of $968 for the period ended October 23, 2012. Pro forma amortization is calculated as follows:

		Estimated	Estimated Amortization (a)
		Weighted
		Average Life	For the 297 days ended October 23,
	Fair Value	(years)	2012
Trademarks / Trade Names	$725	0.75	$725
Non Compete Agreements	1,800	10.00	146
Customer Relationships	10,000	12.50	651

	$12,525		$1,522

(a)	Amortization expense has been calculated using the straight-line method over the estimated useful life.

(2)	Represents the removal of interest related to debt of Turbo not assumed in the Turbo Transaction of $1,894 for the 297 day period ended October 23, 2012 unaudited pro forma condensed combined statements of operations.

(3)	Represents the income tax effect of the pro forma adjustments calculated using an estimated statutory tax rate of 38.0% (i.e., the United States statutory income tax rate of 35.0% plus an estimated blended state income tax rate of 3.0%).

(8)	Kelron Purchase Price

The purchase price of $2,647 and the allocation of the purchase price discussed below are considered final. The following table summarizes the purchase price allocation on the acquisition date of August 3, 2012. For illustrative purposes the allocation of the purchase price to the fair value of Kelron’s net liabilities acquired at the acquisition date of August 3, 2012 is presented as follows.

Description
Purchase price	$2,647
Plus: Fair value of Kelron net liabilities acquired	2,878
Less: Fair value of Trademarks / Trade Names	(251)
Less: Fair value of Technology	(75)
Less: Fair value of Non Compete Agreement	(377)
Less: Fair value of Customer Relationships	(1,207)

Fair value of Goodwill	$3,615

(9)	Description of Kelron Pro Forma Adjustments, as presented for the 215 days ended August 3, 2012 in the twelve months ended December 31, 2012 Unaudited Pro Forma Condensed Combined Statements of Operations

a.	The following table shows the calculation of the total Kelron column in the unaudited pro forma condensed combined statement of operations for the 215 day period ending August 2, 2012.

	Historic Kelron (excluding Kelron Cleveland)				Cleveland Historic January 1, 2012 - August 2, 2012	Total Kelron
	January 1, 2012 - August 2, 2012

	Historic in $CAD, Canadian GAAP	US GAAP Adjustments	Historic in $CAD, US GAAP	Historic in $USD, US GAAP	Historic in $USD, US GAAP	Historic in $USD, US GAAP
Revenue	$56,470	$—	$56,470	$56,072	$2,988	$59,060
Expenses
Direct expense	50,380	—	50,380	50,025	2,571	52,596

Gross Margin	6,090	—	6,090	6,047	417	6,464
Selling, general and administrative expense	6,927	—	6,927	6,878	343	7,221
Impairment of goodwill	—	—	—	—	—	—

Operating (loss) income	(837)	—	(837)	(831)	74	(757)
Other (income) expense	(44)	—	(44)	(44)	—	(44)
Interest expense	59	—	59	59	—	59
Loss on foreign currency translation	(121)	—	(121)	(120)	(1)	(121)

(Loss) income before income tax provision	(973)	—	(973)	(966)	73	(893)
Income tax (benefit) expense	(284)	145 (i)	(139)	(138)	—	(138)

Net (loss) income	(689)	(145)	(834)	(828)	73	(755)
Cumulative preferred dividends	—	—	—	—	—	—

Net (loss) income available to common shareholders	$(689)	$(145)	$(834)	$(828)	$73	$(755)

(i)	Represents the income statement impact from a Canadian GAAP to US GAAP measurement difference in which US GAAP requires measurement of an uncertain tax position as the largest amount that is greater than 50% likely of being realized upon settlement, and Canadian GAAP requires measurement of the best estimate of the amount that is more likely than not to be realized.

b.	Represents purchase price adjustments for the acquisition of Kelron as follows:

(1)	To record pro forma amortization expense of $396 for the 215 day period ended August 2, 2012 unaudited pro forma condensed combined statement of operations on the portion of the purchase price allocated to intangible assets. Kelron had no historic amortization of intangible assets for the period. Pro forma amortization is calculated as follows:

	Fair Value	Estimated Weighted Average Life (years)	Estimated Amortization (a)

			For the 215 days ended August 2,
			2012
Trademarks / Trade Names	$251	0.33	$251
Technology	75	1.50	29
Non Compete Agreements	377	5.00	44
Customer Relationships	1,207	10.00	72

	$1,910		$396

(a)	Amortization expense has been calculated using the straight-line method over the estimated useful life.

(2)	Represents the removal of interest related to extinguished debt of Kelron of $59 for the 215 day period ended August 2, 2012 unaudited pro forma condensed combined statement of operations and interest expense on the notes payable issued to the sellers for $13 for the 215 day period ended August 2, 2012 unaudited pro forma condensed combined statement of operations.

(3)	Represents the income tax effect of the pro forma adjustments calculated using the Canadian statutory income tax rate, adjusted for an Ontario Provisional rate, of 26.0%.